EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT is entered into this 28th day of January, 1997, by and between Building Blocks Holdings, Inc., a Delaware corporation having an address for notice purposes at 1720 Post Road East, Westport, Connecticut 06880 (the "Seller"), and James L. Angel and Cheryl D. Angel as joint tenants, having an address for notice purposes at 1209 Dee Side Drive, Dublin, Ohio 43017 (collectively the "Buyers").

                                    RECITALS

            WHEREAS, the authorized capital stock of Building Blocks Franchise Corp., a Delaware corporation (the "Corporation") consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares (the "Shares") are currently issued and outstanding and are owned beneficially by Seller; and

            WHEREAS, the Buyers desire to purchase from the Seller, and the Seller desires to sell to the Buyers, all of the Shares, on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the Recitals (which are hereby incorporated into and shall be deemed a part of this Agreement), the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1.

                                   Definitions

            In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below for the purposes of this Agreement.

            1.1 "Agreement" shall mean this Stock Purchase Agreement, as amended from time to time by the parties, together with all Schedules and Exhibits hereto.

            1.2 "Balance Sheet" shall mean an unaudited summary consolidated balance sheet of the Corporation as of the date of the Closing prepared by the Corporation from its books and records.

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            1.3 "Contracts" shall mean all contracts, agreements,
understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, and licenses.

            1.4 "Documents and Other Papers" shall mean and include any material, whether in printed or electronic form, used in or relating in any way to the business of the Corporation, including any document, agreement, instrument, certificate, notice, consent, affidavit, letter, fax, statement, file, manual, ledger, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper whatsoever.

            1.5 "Law" shall mean any law, statute, code, regulation, ordinance, rule, order, decree, judgment, consent decree, injunction, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any governmental authority.

            1.6 "Lien" shall mean any lien, pledge, security interest or encumbrance.

            1.7 "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, unemployment and Social Security taxes and other withholding taxes, which are imposed by any governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

            1.8 "Tax Return" shall mean any report, return or other information required to be supplied to a governmental authority in connection with any Taxes.

                                   SECTION 2.

                           Purchase And Sale Of Shares

            2.1 Agreement to Purchase and Sell. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall transfer all of its right, title and interest in the Shares to Buyers, free and clear of all Liens, and Buyers shall purchase the Shares by paying $53,231 (the "Purchase Price") to the Seller and shall accept the Shares.


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            2.2 The Purchase Price shall be paid as follows: (a) $33,231 by certified or bank check or wire transfer, subject to collection, at the Closing (as defined in Paragraph 2.2 hereof), and (b) $20,000 no later than 100 days after the Closing, subject to reduction as provided in Paragraph 8.3(d) hereof.

            2.3 Closing. The closing of the purchase and sale contemplated herein (the "Closing") shall take place simultaneously with the execution hereof, at the offices of the Seller at 1720 Post Road East, Westport, Connecticut 06880, or at such other time and place as the parties shall agree in writing.

                                   SECTION 3.

                                     Closing

            3.1 Delivery of Shares and Purchase Price. At the Closing the Seller shall deliver to the Buyers certificate(s) representing the Shares together with duly executed stock power(s) attached and all stock transfer taxes paid and the Buyers shall deliver the Purchase Price for the Shares by wire transfer or bank check payable to the Seller. In addition, the Corporation shall issue a duly executed stock certificate for the Shares in the name of the Buyers against delivery of the certificates for the Shares in the Seller's name for cancellation.

            3.2 Other Deliveries. At the Closing the Seller shall also deliver
(i) executed resignations of all of the officers and directors of the Corporation (ii) a general release to the Corporation and Seller from Building Blocks, Inc. excluding only its rights under the Trade Mark license from the Corporation to Building Blocks, Inc. and (iii) the Balance Sheet.

            3.3 Allocation of Liabilities. The Seller covenants that it shall discharge, or cause to be discharged, all accounts payable indicated on the Balance Sheet and the Accounts Payable Ageing Report attached hereto, except for the sum of $6,513.82 due to Dow Jones & Company, Inc. relating to advertising in the Wall Street Journal. The Buyers covenant that they shall discharge, or cause the Corporation to discharge, this liability. Neither the Buyers nor the Corporation shall be liable for the payment of any other accounts payable.


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                                   SECTION 4.

                       Representations of the Corporation

            4.1 Issuance of Shares. The Shares are duly authorized, validly issued, fully paid and nonassessable and will be transferred to Purchaser free of any Lien.

            4.2 Authority to Execute and Perform Agreement; Binding Effect. The Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally or by general equitable principles and except as rights to indemnity may be limited by principles of public policy.

            4.3 Organization and Capitalization.

                   (a) Each of the Seller and the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                   (b) The Seller has delivered to the Buyers true and complete copies of the Corporation's (i) Certificate of Incorporation and all amendments thereto and (ii) By-Laws now in effect.

                   (c) The Corporation has authorized capital of 1,000 shares of Common Stock, par value $.01 per share. The issued and outstanding Common Stock of the Corporation consists of 100 shares of Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable shares and all of which are owned beneficially and of record by the Seller, free and clear of any Lien. There are no outstanding subscriptions, options, warrants or other rights entitling any third party to acquire any shares of capital stock of the Corporation.

            4.4 Consents. No consent, license, approval, permit, authorization or notification of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by the Seller, and no consent or approval of any


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third party is required to be obtained by the Seller, in connection with the execution, delivery or performance of this Agreement, except where the failure to obtain or make such consent, license, approval, permit, authorization, notification, registration, declaration or filing would not have a material adverse effect on the Corporation, its business, or any of its assets.

            4.5 Compliance with Certificate and Law. The execution, delivery and performance of this Agreement by the Seller will not conflict with or constitute a default under or result in any violation of any term of the Certificate of Incorporation or By-Laws of the Seller or of any Law applicable to Seller.

            4.6 Litigation, etc. There are no judgments unsatisfied against the Seller or the Corporation or any consent decrees or injunctions to which the Seller or the Corporation is subject. Neither the Seller nor the Corporation is a party to any pending or, to Seller's knowledge, threatened action, suit, proceeding or investigation, at law or in equity, or otherwise in, for or by any court or governmental board, commission, agency, department or office. Neither the Seller nor the Corporation is subject to any order, judgment, decree or governmental restriction which adversely affects the Shares or which would prevent the consummation of the transactions contemplated by this Agreement.

            4.7 Contracts. Neither the execution or delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, or constitute a breach, violation or grounds for termination of any Contract to which the Seller or the Corporation is a party.

            4.8 Lists. Attached hereto as Schedule 4.8 are lists of the following as of the date hereof: (i) all persons employed by the Corporations on the date hereof; (ii) all employee benefit plans in which any such employees participate; (iii) all Contracts, involving obligations on the part of either party in excess of $5,000, under which the Corporation will have any rights or obligations from and after the Closing, and all Liens to which any of its assets are subject; (iv) all insurance policies maintained by the Corporation; (v) all of the personal and real property owned by the Corporation; and (vi) all trademarks, trade names, service marks, patents and any other intellectual property owned by the Corporation. The Seller has delivered to the Buyers true and complete copies of all Contracts, all employee benefit plans, all insurance policies and all evidences of ownership and/or registration with governmental


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authorities of any intellectual property set forth on Schedule 4.8. The
Contracts constitute all of the material contracts used in the conduct of the Corporation's business as heretofore conducted. Neither the Seller nor the Corporation is aware of any threatened repudiation, cancellation or outstanding disputes under any of the Contracts.

            4.9 No Defaults or Violations.

                   (a) The Corporation is not in material breach of any material provisions of any Contract set out in Schedule 4.8.

                   (b) The Corporation has not received any written notice of any violation of any Law.

            4.10 Licenses, etc. The Corporation holds all material licenses, certificates, permits, approvals, franchises, rights and other authorizations of or from any governmental authority, which are currently necessary for the operations of its business.

            4.11 ERISA.

                   (a) Neither the Corporation nor the Seller now maintains or has ever maintained any "employee pension benefit plan" or a "welfare benefit plan" (as defined respectively in Sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), on behalf of its employees, or an employee pension benefit plan which is subject to Title IV of ERISA and has never sponsored or contributed to any "multi-employer pension plan" (as defined in Section 3(37) of ERISA).

                   (b) The Corporation has no legal obligation to make any payment with respect to any former employee pursuant to any retiree medical, insurance or any other welfare benefit plan.

            4.12 Taxes The Corporation has duly and timely (including extensions) filed on a timely basis all Tax Returns which it has been required or required to file, and has paid or provided for all Taxes due or claimed to be due by any taxing authority. All such Tax Returns are true, complete and correct in all material respects. The Corporation is not delinquent in the payment of any Taxes, and there are no outstanding assessments or deficiencies with respect to any Taxes. The Corporation has not executed or filed with any taxing authority any agreement. There are no tax examinations or audits in progress involving the Corporation.

            4.13 Labor Matters; Personnel. The Corporation is not a party to any collective bargaining agreement with any labor organization. No consent, action or approval of any labor


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organization is required to be obtained by the Corporation in connection with the performance by Seller of the terms of this Agreement and the consummation of the transactions contemplated hereby. As of the date hereof there is not pending or, to the best of their knowledge, threatened any labor dispute between either the Corporation or the Subsidiary and any labor organization or any employee.

            4.14 Bank Accounts, Cash and Securities. Schedule 4.14 is a correct and complete list of: (i) each bank account and safe deposit box maintained by the Corporation, and the names of all persons authorized to deal with such accounts and safe deposit boxes; and (ii) all of its cash, cash equivalents, security deposits and marketable securities on hand as of the date hereof.

            4.15 Powers of Attorney. No person has any power of attorney to act on behalf of the Corporation or the Subsidiary in connection with any of their properties or business affairs other than as signatories on their bank accounts and such powers that normally pertain to their offices.

            4.16 No Dividends. At the Closing, there will be no declared but unpaid dividends or other distributions in respect of the Corporation.

            4.17 Representations True at Closing. By proceeding with the Closing, the Seller will be deemed to have represented that the representations set forth in this Section 4 are true and correct in all material respects as of such date.

                                   SECTION 5.

                   Representations and Covenants of the Buyers

            The Buyers jointly and severally represent and warrant to the Seller as follows:

            5.1 Contracts or Other Agreements. Neither the execution or delivery of this Agreement nor the consummation of this transaction will conflict with, or constitute a breach or violation of any Contract to which either Buyer is a party or by which he or she is bound or of any other restriction of any kind or character applicable to him or her.

            5.2 Enforceable Agreement. This Agreement has been duly executed and delivered by each of the Buyers and constitutes the valid and legally binding obligation of each of the Buyers enforceable against him or her in accordance with its terms,


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affecting the enforcement of creditors' rights generally or by except as the same may be limited by bankruptcy or other lawsgeneral equitable principles and except as rights to indemnity may be limited by principles of public policy.

            5.3 Consents. No consent, license, approval, permit, authorization or notification of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by either of the Buyers, and no consent or approval of any third party is required to be obtained by either of the Buyers, in connection with the execution, delivery or performance of this Agreement.

                                   SECTION 6.

                          Acknowledgments of the Buyers

            6.1 Access to Books, Records and Other Information. The Buyers acknowledge that the Seller has made available to the Buyers and their professional advisors, subject to the confidentiality provisions of Section 7, all of the corporate and financial books and records of the Corporation, and financial statements and other information concerning the Seller, Building Blocks, Inc. and their parent corporation (including, without limitation, the most recent year-end and subsequent interim period reports filed by the parent with the Securities and Exchange Commission), and the Buyers fully appreciate and understand the financial history and financial condition of each of such corporations. The Buyers further acknowledge that the Buyers' representatives have had the opportunity to address questions with respect to all of the foregoing to members of management of the Seller, the Corporation, Building Blocks, Inc. and their parent corporation and have received data, information, and/or verbal responses thereto to their satisfaction.

            6.2 No Obligation Not to Compete. Buyers acknowledge that nothing in this Agreement is intended nor will this Agreement be construed as limiting, in any way, the right of Seller or any parent or affiliate of Seller to engage in the operation or franchising of retail toy stores.


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

                                   SECTION 7.

                                 Confidentiality

            7.1 If the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the Buyers shall promptly return to the Corporation all documents and other papers in their actual or constructive possession, custody or control relating to the Seller, the Corporation, Building Blocks, Inc. or their parent.

            7.2 If the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the Buyers shall, and shall cause each of their employees, agents and representatives to keep confidential and not disclose any information or data disclosed to them, whether orally, by observation or in written form, concerning the operations, finances, business or affairs of the Seller, the Corporation, Building Blocks, Inc. or their parent, except that this obligation shall not apply to (i) information which was already known to the Buyers prior to the disclosure thereof to them, (ii) information generally known to the public through no fault of the Buyers, or (iii) information disclosed to the Buyers by a third party who has the right to make such disclosure.

                                   SECTION 8.

              Survival of Representations, Remedies and Indemnities

            8.1 Survival of Representations. The representations of the parties shall survive for a period of 90 days from the Closing.

            8.2 Remedies. If, prior to the Closing, one of the parties hereto becomes aware that a representation of the other herein is materially false or that such other party has failed, in any material respect, to perform any of its covenants herein, then the party so becoming aware shall have the right, as its sole remedy, to refuse to consummate the transactions contemplated herein and, in such event, this Agreement shall terminate and be null and void. If, after the Closing, a party becomes aware of a material false representation by the other or a material failure by such other party to perform any of its covenants, then, as its sole remedy therefor, the discovering party shall be entitled to indemnity as provided in Section 8.3.


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

            8.3 Indemnity.

                   (a) Subject to the provisions of Subsections (c), (d) and (e) of this Section 8.3, the Seller hereby covenants and agrees to indemnify and to hold the Buyers harmless (net of any tax effect) from and against and in respect of (i) any loss, liability, claim, damage, deficiency, reasonable cost or expense, actually incurred by the Buyers from or arising out of any misrepresentation or non-fulfillment of any covenant on the part of the Seller under this Agreement of which Buyers first become aware after the Closing; and
(ii) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Buyers (A) in connection with any action, suit, proceeding, demand, assessment or judgment by or on behalf of a third party arising from matters as to which a misrepresentation was made by the Seller herein and of which Buyers first become aware after the Closing, or (B) with respect to any claim made directly by the Buyers against the Seller based upon any misrepresentation or non-fulfillment of any covenant on the part of the Seller under this Agreement, unless the Buyers shall not prevail with respect to such claim.

                   (b) Subject to the provisions of Subsections (c), (d) and (e) of this Section 8.3, the Buyers agree to indemnify and to hold the Seller harmless (net of any tax effect) from and against and in respect of any loss, liability, claim, damage, deficiency, reasonable cost or expense actually incurred by the Seller from or arising out of any misrepresentation or non-fulfillment of any covenant on the part of the Buyers' under this Agreement or by reason of the Buyers' operation of the business of the Corporation after the Closing, and (ii) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the foregoing.

                   (c) The Seller and the Buyers (who together for purposes of this Subparagraph 8.3(c) shall be considered a "party") each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto based upon the indemnity agreement contained in Section 8.3(a) or 8.3(b) hereof, stating the nature and basis of the claim and, to the extent then known, the actual or estimated amount thereof, but the failure to give such notice shall not affect the rights of the indemnified party hereunder, except (i) to the extent the indemnifying party shall have suffered actual damage by reason of such failure, or (ii) if such notice is not given within 30 days from the date such claim first became known to the party giving notice, in


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which event any right of indemnification with respect to such claim shall be deemed to have lapsed and expired. In the event any action, suit or proceeding is brought against a party with respect to which the other party hereto may have liability under the indemnity agreement contained in Section 8.3(a) or 8.3(b) hereof, the indemnifying party shall have the right, at its sole cost and expense, to defend such action, with counsel of its own choosing which shall be reasonably satisfactory to the indemnified party, in the name and on behalf of the indemnified party and in connection with any such action, suit or proceeding the parties hereto agree to render to each other such assistance as may reasonably be required in order to insure the proper and adequate defense of any such action, suit or proceeding. The indemnified party shall be kept fully informed with respect to any such action, suit or proceeding and shall have a right to participate therein at its own expense, it being understood and agreed that so long as the indemnifying party has assumed the defense of such action, suit or proceeding and has paid or is paying the costs and expenses of such defense, the indemnified party shall bear its own counsel fees and expenses with respect thereto. Neither party shall make any settlement of any claim which might give rise to liability to the other party under the indemnity contained in
Section 8.3(a) or 8.3(b) hereof or otherwise without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

                   (d) If any franchisee of the Corporation as of the date hereof asserts a claim against the Corporation, whether for breach of contract or otherwise, the Buyers shall have the right (i) to withhold, from the $20,000 balance of the Purchase Price set forth in Paragraph 2.1(b) hereof, an amount equal to the amount of the claim asserted, subject to final resolution of such claim, and (ii) upon such final resolution, to offset against said balance of the Purchase Price an amount equal to the amount for which the Corporation was determined to be liable.

                   (e) No claim of the Buyers for indemnification by the Seller under this Agreement may be made more than 100 days from the Closing, except with respect to Taxes as to which claims for indemnification may be made within the applicable statute of limitations. No claim of the Seller for indemnification by the Buyers under this Agreement may be made more than 100 days from the Closing. At the end of the aforesaid 100-day period, all liabilities of any nature of the parties arising out of this Agreement shall terminate and cease to exist except as to Taxes and any liability asserted pursuant to Subsection 8.3(c) which was received within the appropriate period.


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                                   SECTION 9.

                                  Stock Matters

            9.1 Investment Purpose; Shares Unregistered. The Buyers represent that they are acquiring the Shares solely for their own accounts, for investment purposes only and not with a view to distribution thereof. The Buyers understand that (i) the Shares have not been, and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may be transferred only pursuant to such registration or an available exemption therefrom; (ii) no United States federal or state agency has passed upon or made any recommendation or endorsement of the Shares; and (iii) the certificate evidencing its ownership of the Shares shall bear a legend substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                                   SECTION 10.

                                   No Brokers

            The Seller and the Buyers agree that they have negotiated directly with each other and no brokers or finders have been retained or are entitled to any fees or commissions in connection with the transactions contemplated by this Agreement. Each of the parties hereto (the "Indemnifying Party") will indemnify and hold the other parties hereto harmless from any claim, loss, liability, expense in respect of brokerage or finder's fees in connection with any of the transactions contemplated by this Agreement, asserted by any person claiming to have been engaged as a broker or finder by the Indemnifying Party.


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

                                   SECTION 11.

                               General Provisions

            11.1 Parties in Interest and Assignment.

                   (a) This Agreement is binding upon, and is for the benefit of, the parties and their respective successors and assigns.

                   (b) Neither this Agreement nor any of the rights or duties of any party may be transferred or assigned to any person except by a written agreement executed by each of the parties.

            11.2 Choice of Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Connecticut.

            11.3 Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the Shares and cancels and supersedes all previous agreements and understandings relating to the subject matter of this Agreement, written or oral, between the parties. There are no covenants, representations or warranties between the parties as to the Shares or as to any matter set forth herein other than those set forth herein. All Exhibits and Schedules called for by this Agreement and delivered to the parties shall be considered a part of this Agreement with the same force and effect as though the same had been specifically set forth in this Agreement.

            11.4 Amendment. This Agreement may not be amended or modified except by a writing signed by an authorized representative of the party against whom enforcement of the change is sought.

            11.5 No Waiver Except in Writing. Each party may, by written notice to the other party: (i) extend the time for the performance of any of the obligations or other actions of such party under this Agreement; (ii) waive any inaccuracies in the representations of such other party contained in this Agreement; or (iii) waive or modify performance of any of the covenants or other obligations of such other party under this Agreement. Except as provided in the foregoing sentence, no conduct of a party shall constitute a waiver of any right or obligation of such party.

            11.6 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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            11.7 Notices.

                   (a) All notices, requests, demands and other communications under this Agreement shall be deemed to have been received three business days after having been mailed by certified mail, return receipt requested, or one business day after having been sent by overnight courier or when personally delivered or transmitted by facsimile and, in each case, addressed to the respective party at the address or facsimile number first stated above or to such other address or facsimile number as such party may have fixed by notice as provided herein.

                   (b) The respective attorneys for each party shall have the right, but not the obligation, to give any notice or demand on behalf of its respective client and any such notice or demand so given by such attorney shall be deemed to have been given by such attorney's client.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

                                        SELLER:

                                        BUILDING BLOCKS HOLDINGS, INC.


                                        By: /s/ STEVEN E. GLASS
                                            ------------------------------------
                                            Manager of Operations

                                        Buyers:


                                        /s/ JAMES L. ANGEL
                                        ----------------------------------------
                                        JAMES L. ANGEL


                                        /s/ CHERYL D. ANGEL
                                        ----------------------------------------
                                        CHERYL D. ANGEL


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                     LIST OF OMITTED SCHEDULES TO AGREEMENT


1.    Schedule 4.8(1) - List of Employees of Building Blocks
      Franchise Corp.

2. Schedule 4.8(2) - List of Employee Benefit Plans of Building Blocks Franchise Corp.

3.    Schedule 4.8(3A) - List of Franchise Agreements Executed by
      Building Blocks Franchise Corp.

4.    Schedule 4.8(3B) - List of License Agreements.

5.    Schedule 4.8(4) - List of Insurance Policies.

6.    Schedule 4.8(5) - List of Personal and Real Property.

7.    Schedule 4.8(6) - List of Contracts and Trademarks.

8.    Schedule 4.14(1) - List of Bank Accounts.


            Registrant agrees to furnish supplementally, a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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